UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
February 12, 2015

Rosetta Stone Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34283	043837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209
(Address of principal executive offices, including zip code)

703-387-5800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  This Amendment No. 1 to Current Report on Form 8-K (the "Amendment") amends the Current Report on Form 8-K of Rosetta Stone Inc. (the "Company") filed with the U.S. Securities and Exchange Commission on December 19, 2014 relating to the appointment of Caroline J. Tsay to the Company's Board of Directors. At the time of her appointment, no determination had been made regarding committees of the Board on which Ms. Tsay would serve. This Amendment is being filed to report Ms. Tsay's committee assignments.

On February 12, 2015, the Board appointed Ms. Tsay to each of the Compensation Committee, Corporate Governance and Nominating Committee and the Product & Technology Committee, a committee formed by the Board of Directors in November 2014. Following Ms. Tsay's appointment, the members of the Compensation Committee are Laura L. Witt (Chair), James P. Bankoff, Patrick W. Gross, A. John Hass, Marguerite W. Kondracke and Caroline J. Tsay; the members of the Corporate Governance and Nominating Committee are Patrick W. Gross (Chair), James P. Bankoff, Laurence Franklin, Marguerite W. Kondracke, Caroline J. Tsay, Laura L. Witt and Steven P. Yankovich; and the members of the Product & Technology Committee are James P. Bankoff (Chair), Patrick W. Gross, Caroline J. Tsay, Laura L. Witt and Steven P. Yankovich.

There are no transactions between Ms. Tsay and the Company that would be required to be reported under Section
404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2015
ROSETTA STONE INC.
	By:	/s/ Sonia G. Cudd
		Name:	Sonia G. Cudd
		Title:	General Counsel and Corporate Secretary

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